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Exhibit 10.13

June 6, 2005
Ted Truscott
[address]

  RE:
  Key Employee Retention Award

Dear Ted:

        We are pleased to inform you that, in connection with the pending spin-off of American Express Financial Corporation (the "Company") from American Express Company, the Compensation and Benefits Committee of the Board of Directors of American Express Company has approved the grant to you of a special retention award of $425,000 (the "Retention Award").

        As you know, it is expected that the Company will be spun off from American Express Company by September 30, 2005 (the "Spin-Off Date"), subject to regulatory approval. Your Retention Award will become vested and payable in two installments if, in the case of each installment, you meet the continued employment and other conditions specified below.

        One half (50%) of your Retention Award (the "First Installment") will become payable to you, in a cash lump sum, on the Spin-Off Date provided each of the following conditions is met:

  •
  The spin-off is completed on or before the Spin-Off Date; and

  •
  You remain in the continuous employment of American Express Company and/or the Company, as applicable, during the period from the date of this letter through the Spin-Off Date.

The First Installment will be paid on the first pay date following the Spin-Off Date.

        The remaining one half (50%) of your Retention Award (the "Second Installment") will become payable to you, in a cash lump sum, on December 31, 2005 provided each of the following conditions is met:

  •
  The spin-off is completed on or before the Spin-Off Date; and

  •
  You remain in the continuous employment of the Company during the period commencing on the Spin-Off Date and ending on December 31, 2005.

The Second Installment will be paid on the first pay date following December 31, 2005.

        In the event that (i) American Express Company or the Company, as applicable, terminates your employment for any reason other than For Cause (as defined below) prior to the Spin-Off Date, you will receive payment of the First Installment and the Second Installment in accordance with the provisions set forth above as if you remained continuously employed by American Express Company or the Company, as applicable, from the date of this letter through December 31, 2005; or (ii) the Company terminates your employment for any reason other than For Cause during the period commencing on the Spin-Off Date and ending on December 31, 2005, you will receive payment of the Second Installment in accordance with the provisions set forth above as if you remained continuously employed by the Company from the Spin-Off Date through December 31, 2005.

        Your employment with American Express Company or the Company will be considered to be terminated by American Express Company or the Company, as applicable, "For Cause" under this letter if:

  1.
  You have engaged in any criminal act which is or involves a violation of federal or state securities laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, theft or any other crime involving dishonesty or other serious felony offense;

  2.
  American Express Company or the Company, as applicable, has determined that you have failed or refused to perform the material duties of your job; or

  3.
  You have engaged in any conduct prohibited by the American Express Company Code of Conduct or policy or the Company Code of Conduct or Company policy.

        You will not be eligible to receive any amount in payment or of the First Installment or the Second Installment of the Retention Award if any of the applicable conditions are not met. All payments made under the terms of this letter will be subject to applicable withholding taxes. References to American Express Company and the Company also include their respective subsidiaries and successors.

        Congratulations on your Retention Award. We look forward to working together with you to achieve a smooth transition in the upcoming months and to continue to serve the needs of our customers and our day-to-day business during this transition.

Sincerely,
James Cracchiolo

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  Exhibit 10.13